Exhibit 99.1

Zynex Announces Review of Strategic Alternatives

ENGLEWOOD, CO – October 31, 2023 –Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced its Board of Directors (the “Board”) has initiated a process to evaluate potential strategic alternatives to maximize shareholder value.  As part of the process, the Board will evaluate, together with its advisors, a range of potential strategic alternatives which may include, any take private offers, a sale, merger or other business combination, a divestiture, a recapitalization, or other strategic transactions, or continuing to operate as a public, independent company.

The Board has retained Cantor Fitzgerald & Co. as its financial advisor, and Goodwin Procter LLP as its legal advisor to assist with this review process.

“With continued strong financial performance including, greater than 170% revenue growth over the last four years, increased profit margins and cash flow positive operations and a strong balance sheet, we believe we are in a strong financial and operating position, yet our stock continues to trade well below a comparable industry value,” said Thomas Sandgaard, President and CEO.  “The Board believes that it is in the interests of our stockholders to explore strategic alternatives.  Regardless of the outcome, the entire organization will remain committed to growing our business and improving the lives of our patients.”

The Board has not set a timetable for the conclusion of this review, nor has it made any definitive decisions relating to potential strategic alternatives at this time. There can be no assurance that the review will result in any transaction or other strategic change or outcome. The Company does not intend to comment further until it determines that further disclosure is appropriate or necessary.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, implied and express statements relating to Zynex conducting a  review of strategic alternatives; the strategic alternatives that may be available to Zynex or our ability to consummate any strategic alternative;  the impact on our business or stock price from our review of strategic alternatives; our results of operations and the plans, strategies and objectives for future operations; the timing and scope of a process to explore strategic alternatives; and other similar statements.

Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, but are not limited to: volatility and uncertainty in the capital markets for medical technology companies; availability of suitable parties with which to conduct a potential strategic transactions; whether Zynex will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms; the structure and scope of the strategic alternative review process; whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of Zynex to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of Zynex’s management, the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; any unfavorable economic conditions could have an adverse effect on our business; our ability to successfully market and sell our products and services; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission. These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statements contained in this press release represent Zynex’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

Investor Relations Contact:
Quinn Callanan, CFA or Brian Prenoveau, CFA

MZ Group – MZ North America

ZYXI@mzgroup.us

+949 694 9594